                                                                      EXHIBIT 12
Cinemark Usa, Inc. and Subsidiaries


Computation of Earnings to Fixed Charges
                                                 Pro Forma        TTM       Pro Forma   June          June        Pro Forma
                                                TTM 6/1996     June 1996    June 1996           1996        1995          1995
- ------------------------------------------------------------------------------------------------------------------------------
Computation of Earnings:


Registrant's Pretax Income from
      Continuing Operations                     30,010,560    30,990,864   12,099,016    12,589,168   4,854,841    22,276,232

Capitalized Interest                            (3,073,226)   (3,073,226)  (1,337,289)   (1,337,289)      9,783    (1,726,155)
                                                ----------    ----------   ----------    ----------  ----------    ----------
TOTAL EARNINGS                                  26,937,333    27,917,638   10,761,727    11,251,879   4,864,624    20,550,078

Computation of Fixed Charges:

Interest Expense                                18,898,645    17,995,545    9,803,337     9,351,787   9,906,075    19,452,933

Capitalized Interest                             1,368,893     3,114,613    1,368,893     1,368,893           0     1,745,720

Amortization of Debt Issue Cost                    906,676       829,472      453,426       414,824     409,366       901,218

Interest Factor in Rental Expense (1/3 Rent     10,513,982    10,513,982    5,314,577     5,314,577   5,091,664    10,291,069
      Expense)                                  ----------    ----------   ----------    ----------  ----------    ----------

TOTAL FIXED CHARGES                             31,688,197    32,453,612   16,940,233    16,450,081  15,407,105    32,390,941

TOTAL EARNINGS AND FIXED CHARGES                58,625,530    60,371,250   27,701,960    27,701,960  20,271,729    52,941,018
                                                ----------    ----------   ----------    ----------  ----------    ----------
Ratio of Earnings to Fixed Charges                    1.85          1.86         1.64          1.68        1.32          1.63
                                                ==========    ==========   ==========    ==========  ==========    ==========
Insufficient Earnings to Cover Fixed Charges
                                                ==========    ==========   ==========    ==========  ==========    ==========


Computation of Earnings to Fixed Charges
                                                December        December    December     December    December
                                                         1995        1994         1993        1992         1991
- ---------------------------------------------------------------------------------------------------------------
Computation of Earnings:

Registrant's Pretax Income from
      Continuing Operations                       23,256,537  14,073,947   15,890,531   8,700,634    6,870,335

Capitalized Interest                              (1,726,155)   (560,185)       5,425       5,425        5,425
                                                  ----------  ----------   ----------  ----------   ----------
TOTAL EARNINGS                                    21,530,382  13,513,762   15,895,956   8,706,059    6,875,760

Computation of Fixed Charges:

Interest Expense                                  18,549,833  18,133,438   16,573,409  11,888,863    6,988,313

Capitalized Interest                               1,745,720     565,610

Amortization of Debt Issue Cost                      824,014     783,515      528,724     369,140      664,849

Interest Factor in Rental Expense (1/3 Rent       10,291,069   9,866,567    9,089,838   7,922,237    7,144,915
      Expense)                                    ----------  ----------   ----------  ----------   ----------

TOTAL FIXED CHARGES                               31,410,636  29,349,130   26,191,971  20,180,240   14,798,077

TOTAL EARNINGS AND FIXED CHARGES                  52,941,018  42,862,892   42,087,927  28,886,299   21,673,837
                                                  ----------  ----------   ----------  ----------   ----------
Ratio of Earnings to Fixed Charges                      1.69        1.46         1.61        1.43         1.46
                                                  ==========  ==========   ==========  ==========   ==========
Insufficient Earnings to Cover Fixed Charges
                                                  ==========  ==========   ==========  ==========   ==========